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                                                                      Exhibit 21


                            CASTLE ENERGY CORPORATION
                       Listing of Parent and Subsidiaries
                             As of November 30, 1997
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                                                     Relationship                                                        Company's
                                                          to                                                             Ownership
                      Entity                           Company                           Business                        Percentage
----------------------------------------------    -------------------    ------------------------------------------    -------------

Parent

      Castle Energy Corporation                   Parent                 Holding Company                                     N/A

Refining

      Indian Oil Company                          Subsidiary             Inactive                                            100%

      Indian Refining I. L.P.                     Subsidiary-            Inactive                                            100%
                                                  Limited
                                                  Partnership

      Indian Refining & Marketing I. Inc.         Subsidiary             General Partner of IRLP - Inactive                  100%

Natural Gas Marketing

      Castle Pipeline Company                     Subsidiary             General Partner - Pipeline                          100%
                                                                         Partnership

      Castle Texas Pipeline L.P.                  Subsidiary             Natural Gas Transmission                            100%
                                                  Limited
                                                  Partnership

      CEC Marketing Company                       Subsidiary             General Partner - Gas Marketing                     100%
                                                                         Partnership

      CEC Marketing Resources Company             Subsidiary             Limited Partner - Gas Marketing                     100%
                                                                         Partnership

      CEC Gas Marketing L.P.                      Subsidiary-            Gas Marketing                                       100%
                                                  Limited
                                                  Partnership

Exploration and Production

      Castle Exploration Company, Inc.            Subsidiary             Oil and gas development, drilling                   100%
                                                                         and well operations

      Castle Production Company                   Subsidiary             General Partner - Production                        100%
                                                                         Partnership

      Castle Production Resources                 Subsidiary             Limited Partner - Production                        100%
         Company                                                         Partnership

      Castle Texas Production L.P.                Subsidiary-            Oil and gas production                              100%
                                                  Limited
                                                  Partnership

Holding

      CEC, Inc.                                   Subsidiary             Passive Activities                                  100%
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